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                                                                                                                    Exhibit (e)(3)

                                                                                                      [ INCOME ADVANTAGE SELECT(R)]
                                                                                                 VARIABLE UNIVERSAL LIFE INSURANCE
                                                                                                          SUPPLEMENTAL APPLICATION

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL")

Home Office: New York, NY
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(This supplement must accompany the appropriate application for life insurance.)
The  supplement and the  application  will be attached to and made part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIFE OF

                                  [JOHN DOE]                                       [04/01/13]
                                  _______________________________________________  _______________________________________________
                                  Name of proposed insured                         Date of application for life insurance

INITIAL ALLOCATION PERCENTAGES

INVESTMENT OPTIONS  In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction
                    Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. TOTAL ALLOCATIONS IN EACH COLUMN MUST EQUAL 100%. USE WHOLE PERCENTAGES ONLY.

                                             PREMIUM   DEDUCTION                                                PREMIUM   DEDUCTION
                                            ALLOCATION ALLOCATION                                              ALLOCATION ALLOCATION
                                            ---------- ----------                                              ---------- ----------
 USL DECLARED FIXED INTEREST ACCOUNT (242)      [100]%     [100]%  MFS(R) VARIABLE INSURANCE TRUST
[THE ALGER PORTFOLIOS                                              New Discovery* (360/410-G)                    ______%    ______%
 Capital Appreciation (342/392-G)              ______%    ______%  Research (359/409-G)                          ______%    ______%
 AMERICAN CENTURY(R) VARIABLE PORTFOLIOS,                          NEUBERGER BERMAN ADVISERS
 INC.                                                              MANAGEMENT TRUST
 American Century VP Value (343/393-G)         ______%    ______%  Mid Cap Growth (361/411-G)                    ______%    ______%
 AMERICAN FUNDS INSURANCE SERIES(R)                                OPPENHEIMER VARIABLE ACCOUNT FUNDS
 Asset Allocation(SM) (449/449-G)              ______%    ______%  Global Fund/VA* (363/413-G)                   ______%    ______%
 Global Growth(SM)* (450/450-G)                ______%    ______%  PIMCO VARIABLE INSURANCE TRUST
 Growth(SM) (451/451-G)                        ______%    ______%  CommodityRealReturn(R)Strategy* (367/417-G)   ______%    ______%
 Growth-Income(SM) (452/452-G)                 ______%    ______%  Global Bond (446/439-G)                       ______%    ______%
 High-Income Bond(SM) (453/453-G)              ______%    ______%  Real Return (365/415-G)                       ______%    ______%
 International(SM)* (454/454-G)                ______%    ______%  Short-Term (364/414-G)                        ______%    ______%
 ANCHOR SERIES TRUST                                               Total Return (366/416-G)                      ______%    ______%
 Capital Appreciation (455/455-G)              ______%    ______%  SEASONS SERIES TRUST
 Government and Quality Bond (456/456-G)       ______%    ______%  Mid Cap Value (458/458-G)                     ______%    ______%
 FIDELITY VARIABLE INSURANCE PRODUCTS                              SUNAMERICA SERIES TRUST
 Contrafund(R)(347/397-G)                      ______%    ______%  Balanced (371/421-G)                          ______%    ______%
 Equity-Income (345/395-G)                     ______%    ______%  VALIC COMPANY I
 Growth (346/396-G)                            ______%    ______%  Dynamic Allocation (464/464-G)               ______%    ______%
 Mid Cap (349/399-G)                           ______%    ______%  Emerging Economies* (459/459-G)               ______%    ______%
 Money Market (457/457-G)                      ______%    ______%  Foreign Value* (460/460-G)                    ______%    ______%
 FRANKLIN TEMPLETON VARIABLE INSURANCE                             International Equities* (373/423-G)           ______%    ______%
 PRODUCTS TRUST                                                    Mid Cap Index (374/424-G)                     ______%    ______%
 Franklin Small Cap Value Securities*          ______%    ______%  Nasdaq-100(R)Index (376/426-G)                ______%    ______%
 (356/406-G)                                                       Science & Technology* (379/429-G)             ______%    ______%
 Mutual Shares Securities (354/404-G)          ______%    ______%  Small Cap Index* (378/428-G)                  ______%    ______%
 INVESCO VARIABLE INSURANCE FUNDS                                  Stock Index (377/427-G)                       ______%    ______%
 Global Real Estate* (440/433-G)               ______%    ______%  VALIC COMPANY II
 Growth and Income (382/432-G)                 ______%    ______%  Mid Cap Value (461/461-G)                     ______%    ______%
 International Growth* (340/390-G)             ______%    ______%  Socially Responsible (462/462-G)              ______%    ______%
 JANUS ASPEN SERIES                                                Strategic Bond (463/463-G)                    ______%    ______%
 Enterprise (358/408-G)                        ______%    ______%
 Forty (442/435-G)                             ______%    ______%  OTHER:___________________________             ______%    ______%
 JPMORGAN INSURANCE TRUST                                                                                          100%       100%
 Core Bond (925/926-G)                         ______%    ______%
 International Equity* (443/436-G)             ______%    ______%  [*If you select the Guaranteed Minimum Withdrawal Benefit (GMWB)
                                                                   rider this investment option is designated as a Restricted Fund.]


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AGLC103226-NY Rev0413                                        Page 1 of 4
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DOLLAR COST AVERAGING (DCA)

DOLLAR COST         ($5,000  MINIMUM  BEGINNING  ACCUMULATION  VALUE) An amount  can be  systematically  transferred  from ANY ONE
AVERAGING (DCA)     INVESTMENT OPTION and directed to one or more of the investment options below. The USL Declared Fixed Interest
                    Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                    NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION OR GMWB RIDER HAVE BEEN CHOSEN.

                    Day of the month for transfers:_____________________ (Choose a day of the month between 1-28.)

                    Frequency of transfers:    [ ] Monthly    [ ] Quarterly    [ ] Semiannually    [ ] Annually

                    DCA to be made from the following investment option: ________________________________________

                    Transfer $__________________________________________ ($100 MINIMUM, WHOLE DOLLARS ONLY)

[THE ALGER PORTFOLIOS                                         MFS(R) VARIABLE INSURANCE TRUST
 Capital Appreciation (342)                    $__________    New Discovery (360)                           $__________
 AMERICAN CENTURY(R) VARIABLE PORTFOLIOS, INC.                Research (359)                                $__________
 American Century VP Value (343)               $__________    NEUBERGER BERMAN ADVISERS
 AMERICAN FUNDS INSURANCE SERIES(R)                           MANAGEMENT TRUST
 Asset Allocation(SM) (449)                    $__________    Mid Cap Growth (361)                          $__________
 Global Growth(SM) (450)                       $__________    OPPENHEIMER VARIABLE ACCOUNT FUNDS
 Growth(SM) (451)                              $__________    Global Fund/VA (363)                          $__________
 Growth-Income(SM) (452)                       $__________    PIMCO VARIABLE INSURANCE TRUST
 High-Income Bond(SM) (453)                    $__________    CommodityRealReturn(R)Strategy (367)          $__________
 International(SM) (454)                       $__________    Global Bond (446)                             $__________
 ANCHOR SERIES TRUST                                          Real Return (365)                             $__________
 Capital Appreciation (455)                    $__________    Short-Term (364)                              $__________
 Government and Quality Bond (456)             $__________    Total Return (366)                            $__________
 FIDELITY VARIABLE INSURANCE PRODUCTS                         SEASONS SERIES TRUST
 Contrafund(R)(347)                            $__________    Mid Cap Value (458)                           $__________
 Equity-Income (345)                           $__________    SUNAMERICA SERIES TRUST
 Growth (346)                                  $__________    Balanced (371)                                $__________
 Mid Cap (349)                                 $__________    VALIC COMPANY I
 Money Market (457)                            $__________    Dynamic Allocation (464)                      $__________
 FRANKLIN TEMPLETON VARIABLE INSURANCE                        Emerging Economies (459)                      $__________
 PRODUCTS TRUST                                               Foreign Value (460)                           $__________
 Franklin Small Cap Value Securities (356)     $__________    International Equities (373)                  $__________
 Mutual Shares Securities (354)                $__________    Mid Cap Index (374)                           $__________
 INVESCO VARIABLE INSURANCE FUNDS                             Nasdaq-100(R)Index (376)                      $__________
 Global Real Estate (440)                      $__________    Science & Technology (379)                    $__________
 Growth and Income (382)                       $__________    Small Cap Index (378)                         $__________
 International Growth (340)                    $__________    Stock Index (377)                             $__________
 JANUS ASPEN SERIES                                           VALIC COMPANY II
 Enterprise (358)                              $__________    Mid Cap Value (461)                           $__________
 Forty (442)                                   $__________    Socially Responsible (462)                    $__________
 JPMORGAN INSURANCE TRUST                                     Strategic Bond (463)                          $__________
 Core Bond (925)                               $__________    OTHER:_______________________                 $__________
 International Equity (443)                    $__________

AUTOMATIC REBALANCING

AUTOMATIC           ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically  rebalanced based
REBALANCING         on the premium  percentages  designated on Page 1 of this form. If the USL Declared Fixed Interest Account has been  designated for premium  allocation,  the  rebalancing  will be based on the proportion  allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                    CHECK HERE FOR AUTOMATIC REBALANCING FREQUENCY:     [ ] Quarterly     [ ] Semiannually     [ ] Annually

                    NOTE: AUTOMATIC  REBALANCING  IS NOT  AVAILABLE IF THE DCA OPTION HAS BEEN CHOSEN. AUTOMATIC REBALANCING IS
                          REQUIRED IF THE GMWB RIDER HAS BEEN SELECTED.

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AGLC103226-NY Rev0413                                       Page 2 of 4
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MODIFIED ENDOWMENT CONTRACT

CONTRACT            If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially  adverse tax consequences.  Such consequences  include:
                    (1)  withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable  amount.
                    In order to avoid modified  endowment  status, I request any excess premium that could cause such status to be refunded. [X] YES  [ ] NO

AUTHORIZATION FOR TRANSACTIONS

INITIAL APPROPRIATE I (or we, if Joint Owners),  hereby authorize USL to act on e-service  instructions, if elected, to transfer
BOX HERE:           values among the variable divisions and the USL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

                    [ ]  Policy Owner(s)-- if Joint Owners, either of us acting independently.

                    [ ]  Policy Owner(s) or the Agent/Registered Representative who is appointed to represent USL and the firm authorized to service my policy.

                    USL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon e-service instructions received and acted on in good faith, including losses due to e-service communication errors. USL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the  allocations  on a current  basis.  If an error, objection or other claim arises due to an e-service instruction,  I will notify USL in writing within five working days from receipt of confirmation of the transaction from USL. I understand that this  authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus.  This authorization will remain in effect until my written notice of revocation is received by
                    USL at its home office.

SUITABILITY

ALL QUESTIONS MUST  1. Have you, the Proposed  Insured or Owner (if different),  received the variable  universal
BE ANSWERED.           life  insurance  policy  prospectus  and the investment  choices  brochure  describing the
                       investment options?                                                                         [X] yes  [ ] no

                    2. Do you understand and acknowledge:
                       a. THAT THE POLICY APPLIED FOR IS VARIABLE,  EMPLOYS THE USE OF SEGREGATED  ACCOUNTS WHICH
                          MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND  CURRENT  PROSPECTUSES FOR THE POLICY AND
                          THE UNDERLYING ACCOUNTS?                                                                 [X] yes  [ ] no

                       b. THAT ANY BENEFITS,  VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED  ACCOUNTS
                          MAY VARY: AND

                          (1) ARE NOT GUARANTEED BY USL, ANY OTHER INSURANCE COMPANY,  THE U.S. GOVERNMENT OR ANY
                              STATE GOVERNMENT?                                                                    [X] yes  [ ] no

                          (2) ARE NOT  FEDERALLY  INSURED BY THE FDIC,  THE  FEDERAL  RESERVE  BOARD OR ANY OTHER
                              AGENCY, FEDERAL OR STATE?                                                            [X] yes  [ ] no

                       c. THAT IN  ESSENCE,  ALL RISK IS BORNE BY THE OWNER  EXCEPT  FOR FUNDS  PLACED IN THE USL
                          DECLARED FIXED INTEREST ACCOUNT?                                                         [X] yes  [ ] no

                       d. THAT THE POLICY IS DESIGNED TO PROVIDE  LIFE  INSURANCE  COVERAGE  AND TO ALLOW FOR THE
                          ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?                                       [X] yes  [ ] no

                       e. THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE,  DEPENDING ON THE
                          INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                           [X] yes  [ ] no

                       f. THE POLICY VALUES MAY INCREASE OR DECREASE,  DEPENDING ON THE INVESTMENT  EXPERIENCE OF
                          THE SEPARATE ACCOUNT, THE USL DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND CERTAIN
                          EXPENSE DEDUCTIONS?                                                                      [X] yes  [ ] no

                       g. THAT AT ANY TIME WHILE THE POLICY IS IN FORCE YOU MAY REQUEST FROM US AN ILLUSTRATION
                          OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH SURRENDER VALUES?          [X] yes  [ ] no

                    3. Do you believe the Policy you selected meets your insurance and investment  objectives and
                       your anticipated financial needs?                                                           [X] yes  [ ] no

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ELECTRONIC DELIVERY CONSENT
                    The United States Life Insurance Company in the City of New York ("USL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail. In order to deliver these documents via e-mail, we must obtain your consent to this type of delivery format.

                    This consent authorizes USL, with respect to USL's variable universal life insurance policies,  to deliver the following communications via e-mail:

                      . Contract prospectuses and supplements
                      . Investment option prospectuses and supplements
                      . Statements of additional information
                      . Annual and semi-annual investment option reports

                    This consent to delivery by e-mail has no expiration  date. You may change or cancel your consent at any time by writing to us at The United States Life Insurance Company in the City of New York,[P.O.  Box 4880, Houston,
                    Texas, 77210-4880, Attn:  Policy  Owner  Services.] You may also  receive a paper  copy of any  communication at no additional charge by writing to us at the above address.

                    In order to participate in this delivery method, you must have access to the following:

                      . Browser software, such as Microsoft Internet Explorer, or equivalent
                      . Communication access to the Internet

                    Should  you  wish to print materials that  have  been  delivered  via  e-mail, you must also have access to a printer. Materials  will  be  published  using  Portable Document Format (PDF). In order to view PDF documents, you must have  Adobe Acrobat Reader software, which is available for download free-of-charge from
                    http://www.adobe.com/products/acrobat/readstep2.html.


                    We reserve the right to mail paper copies instead of providing electronic  delivery.  In the event that e-mail delivery  is  unsuccessful,  we will mail paper  copies.  You must notify us every time you change your e-mail address.

                    Your e-mail address will be used solely for USL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                    By signing this consent,  I acknowledge that I have read and understand all of the  above-mentioned  terms and conditions of this enrollment.

                    I consent to receive electronic delivery of the documents specified above.

                    __________________________________________________   __________________________________________________
                      Initials  of Owner                                   Please provide your e-mail address

SIGNATURES

SIGNATURES                 [ ANYTOWN, USA ]
                     ______________________________________________________________________________________________________
                     Signed at (city, state)


                     ______________________________________________________________________________________________________
                     Print name of Broker/Dealer

                    X     [ MARY SMITH ]                                                                       [ 04/01/13 ]
                     ________________________________________________  ______________________________________  ____________
                     Registered representative                         State license #                         Date

                    X   [ JOHN DOE ]                                                                           [ 04/01/13 ]
                     ________________________________________________________________________________________  ____________
                      Primary proposed insured                                                                 Date

                    X      [ JANE DOE ]                                                                        [ 04/01/13 ]
                     ________________________________________________________________________________________  ____________
                      Owner (If different from Proposed Insured)                                               Date


                    X________________________________________________________________________________________  ____________
                      Joint Owner (If applicable)                                                              Date

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AGLC103226-NY Rev0413                                       Page 4 of 4
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